                                                                   EXHIBIT 99.1


                                                  Contact:   William E. Keslar
                                                             Don H. Herring
                                                             (412) 433-6870


FOR IMMEDIATE RELEASE

USX CORPORATION ANNOUNCES FIRST QUARTER MARATHON GROUP FINANCIAL RESULTS

         PITTSBURGH, April 26, 1994 -- USX Corporation reported Marathon Group (NYSE:MRO) first quarter 1994 net income of $110 million, or $.38 per share, on sales of $2.7 billion. Net income in the first quarter of 1993 was $8 million, or $.02 per share, on sales of $3.0 billion. The results reflected a strong improvement in downstream operating income.

         The Marathon Group's first quarter 1994 net income included a $90 million favorable estimated aftertax effect of an inventory market valuation adjustment and a gain on the sale of certain production assets. First quarter 1993 net income included the unfavorable cumulative effect of two accounting changes and a favorable inventory market valuation adjustment, which resulted in a net estimated aftertax charge of $9 million.

         USX Corporation Board Chairman Charles A. Corry commented, "Operating income continued to reflect an improving refined product market, which contributed to an excellent first quarter for our downstream operations. Upstream operating income declined, in spite of increased production volumes and ongoing expense reductions, reflecting lower oil prices, which were more than $4 per barrel below last year's first quarter and the lowest since the third quarter of 1986."





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         For the first quarter of 1994 the Marathon Group reported operating income of $226 million, compared with $106 million in the first quarter of 1993. First quarter operating income for 1994 and 1993 included favorable pretax noncash adjustments to the inventory market valuation reserve of $128 million and $23 million, respectively.

         Operating income for refining, marketing and transportation, or downstream operations, totaled $97 million in the first quarter of 1994, compared with $32 million in the first quarter of 1993. The improvement was mainly due to higher refined product margins primarily resulting from lower crude costs.

         Corry noted that "Marathon's tightly integrated refining and distribution network allowed the company to meet the needs of all classes of customers and show significant downstream income improvement despite severe weather conditions, and a 29-day planned maintenance turnaround at its Garyville, La. refinery. Marathon's ability to serve its customers in this severe weather resulted in record quarter operating income for Marathon's Emro Propane Company subsidiary."

         Worldwide exploration and production, or upstream operations, had operating income of $17 million in the first quarter of 1994, compared with $71 million in the first quarter of 1993. Domestic upstream reported operating income of $15 million for the first quarter of 1994, compared with $61 million in the first quarter of 1993. This decrease was primarily due to a nearly $5 per barrel decline in average crude prices, as well as increased dry well expense, partially offset by higher average natural gas prices and reduced production expenses. International upstream reported operating income of $2 million in the first quarter of 1994, compared with





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operating income of $10 million in the first quarter of 1993.  The decrease was primarily due to a nearly $4 per barrel decline in average crude prices, partially offset by lower dry well expense and a 12 percent increase in liquid hydrocarbon liftings. The increase in liftings was primarily due to the start of production from the East Brae Field in the U.K. North Sea in late December 1993.

         While Corry called exploration and production results "disappointing," he noted that efforts to reduce operating costs and dispose of marginal properties "have kept both domestic and international upstream operations profitable. Three things stand out in the first quarter: The East Brae platform in the United Kingdom sector of the North Sea continued to progress toward its expected peak production rate of 115,000 gross barrels per day; natural gas sales volumes increased over last year, reflecting higher demand in Ireland and an increased emphasis on domestic gas activity; and, after eight years of production declines at our Yates Field in Texas, first quarter net liquid hydrocarbon production was up over 1,300 barrels per day from last year's first quarter." Corry stated that "Marathon's extensive application of new and evolving reservoir management techniques have checked the decline at Yates, which is producing now in its eighth decade and accounts for 20 percent of Marathon's domestic liquid hydrocarbon production."

         Corry noted that "Continuing low crude prices pose a serious threat to the viability of domestic producers, who are increasingly shutting in stripper and other marginal wells. Marathon alone had





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over 200 wells shut-in at the end of the quarter.  While we remain opposed to any form of direct subsidies or import fees, we are encouraged that congressional and industry leaders have been working together to come up with a program of tax incentives that will preserve marginal production, slow the loss of jobs and help to stem the nation's increasing reliance on imports."

         Other income in the first quarter of 1994 reflected a $22 million pretax gain from the disposal of assets including the sale of certain production assets.


                                * * * * * * * *


         Supplemental information and statistics and condensed financial statements for the Marathon Group and condensed consolidated financial statements for USX Corporation are attached.





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
                       MARATHON GROUP OF USX CORPORATION
                 CONDENSED STATEMENT OF OPERATIONS (Unaudited)

                                                                                         Three Months Ended
                                                                                              March 31
(In Millions Except Per Share Data)                                                    1994                1993*
- -----------------------------------------------------------------------------------------------------------------------
SALES       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $ 2,747              $ 2,954
Total operating costs . . . . . . . . . . . . . . . . . . . . . . . . .              (2,521)              (2,848)
                                                                                    -------              -------
OPERATING INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 226                  106
Other income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  22                   10
Net interest and other financial costs  . . . . . . . . . . . . . . . .                 (70)                 (66)
                                                                                    -------              -------
TOTAL INCOME BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES   . . . . . . . . . . . .                 178                   50
Less provision for estimated income taxes . . . . . . . . . . . . . . .                  68                   19
                                                                                    -------              -------
TOTAL INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN
   ACCOUNTING PRINCIPLES  . . . . . . . . . . . . . . . . . . . . . . .                 110                   31
Cumulative effect of changes in accounting principles . . . . . . . . .                   -                  (23)
                                                                                    -------              -------
NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 110                    8
Dividends on preferred stock  . . . . . . . . . . . . . . . . . . . . .                  (1)                  (2)
                                                                                    -------              -------
NET INCOME APPLICABLE TO MARATHON STOCK . . . . . . . . . . . . . . . .             $   109              $     6
                                                                                    =======              =======
Per common share data:
   Weighted average shares, in thousands
   - Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             286,582              286,610
   - Fully diluted  . . . . . . . . . . . . . . . . . . . . . . . . . .             292,829              286,612
   Primary and fully diluted:
      Total income before cumulative effect of
         changes in accounting principles applicable
         to Marathon Stock  . . . . . . . . . . . . . . . . . . . . . .             $   .38              $   .10
      Cumulative effect of changes in accounting
         principles   . . . . . . . . . . . . . . . . . . . . . . . . .                   -                 (.08)
      Net income applicable to Marathon Stock   . . . . . . . . . . . .                 .38                  .02
   Dividends paid   . . . . . . . . . . . . . . . . . . . . . . . . . .                 .17                  .17

*Restated as a result of the adoption of two new accounting standards.

CONDENSED BALANCE SHEET (Unaudited)

                                       Mar. 31     Dec. 31                                        Mar. 31      Dec. 31
(In Millions)                            1994        1993                                           1994         1993
- -----------------------------------------------------------------------------------------------------------------------
ASSETS                                                      LIABILITIES AND
Cash and cash                                                STOCKHOLDERS' EQUITY
  equivalents . . . . . . . . .       $    89     $   185    Current liabilities  . . . . .      $ 1,466      $ 1,668
Receivables - net . . . . . . .           331         337    Long-term debt   . . . . . . .        4,013        4,239
Inventories . . . . . . . . . .         1,026         987    Other liabilities  . . . . . .        2,012        1,789
Other current assets  . . . . .            88          89
                                      -------     -------                                        -------      -------
   Total current assets   . . .         1,534       1,598      Total liabilities  . . . . .        7,491        7,696
Property, plant and                                         Preferred stock . . . . . . . .           78           78
  equipment - net . . . . . . .         8,346       8,428   Common stockholders'
Other assets  . . . . . . . . .           780         780    equity   . . . . . . . . . . .        3,091        3,032
                                      -------     -------                                        -------      -------
   Total  . . . . . . . . . . .       $10,660     $10,806      Total  . . . . . . . . . . .      $10,660      $10,806
                                      =======     =======                                        =======      =======

The following notes are an integral part of these financial statements.

                       MARATHON GROUP OF USX CORPORATION
                SELECTED NOTES TO CONDENSED FINANCIAL STATEMENTS


The condensed financial statements of the Marathon Group include the results of operations and financial position for the businesses of Marathon Oil Company and certain other subsidiaries of USX, and a portion of the corporate assets, liabilities and related transactions which are not separately identified with ongoing operating units of USX. These condensed financial statements should be read in connection with the condensed consolidated financial statements of USX.

Changes in the inventory market valuation reserve resulted in a $128 million and $23 million credit to operating income in the first quarter of 1994 and 1993, respectively.

Other income in the first quarter of 1994 included pretax gains of $22 million from disposal of assets, primarily related to the sale of certain production assets.

The provision for estimated income taxes for periods reported is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities in accordance with USX's tax allocation policy.

In 1993, USX adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS No. 112), and Emerging Issues Task Force Consensus No. 93-14, "Accounting for Multiple-Year Retrospectively Rated Insurance Contracts" (EITF No. 93-14). The cumulative effect of these changes in accounting principles decreased first quarter 1993 net income by $17 million, net of $10 million income tax effect, for SFAS No. 112; and $6 million, net of $3 million income tax effect, for EITF No. 93-14.




April 26, 1994

                       MARATHON GROUP OF USX CORPORATION
                            SUPPLEMENTAL INFORMATION
                               ($'s in Millions)

                                                     First Quarter
                                                         Ended
                                                       March 31
                                                    ----------------
                                                     1994     1993
                                                    ------   -------
SALES                                            $ 2,747   $ 2,954

OPERATING INCOME (LOSS)
   Exploration & Production
       Domestic                                  $    15   $    61
       International                                   2        10
   Refin., Market. & Trans.                           97        32
   Gas Gathering & Processing                          1         1
   Administrative                                    (17)      (21)
   Inventory Mkt. Val. Res. Adj.                     128        23
                                                 -------   -------
Total Marathon Group                             $   226   $   106
                                                 =======   =======
CAPITAL EXPENDITURES                             $   113   $   166

EXPLORATION EXPENSE
    Domestic & International                     $    33   $    28

OPERATING STATISTICS

Net Liquids Production (a):
  Domestic                                         110.5     112.9
  International                                     48.7      43.6
                                                 -------   -------
 Worldwide                                         159.2     156.5

Net Natural Gas Production (b):
  Domestic                                         572.4     568.4
  International                                    413.7     393.7
                                                 -------   -------
 Worldwide                                         986.1     962.1

Average Sales Prices:
 Liquid Hydrocarbons (per Bbl)
  Domestic                                       $ 11.19   $ 15.85
  International                                    13.91     17.48
 Natural Gas (per Mcf)
  Domestic                                       $  2.07   $  1.88
  International                                     1.44      1.56

Crude Oil Refined (a)                              440.8     541.4
Refined Products Sold (a)                          686.0     706.4



- ------------

(a) Thousands of barrels per day
(b) Millions of cubic feet per day

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                                                               Three Months Ended
                                                                    March 31
(In Millions Except Per Share Data)                            1994         1993*
- --------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . .            $ 4,273       $ 4,280
Total operating costs . . . . . . . . . . . . .             (4,069)       (4,122)
                                                           -------       -------
OPERATING INCOME. . . . . . . . . . . . . . . .                204           158
Other income. . . . . . . . . . . . . . . . . .                 28            37
Net interest and other financial costs. . . . .               (108)         (112)
                                                           -------       -------
TOTAL INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES. .                124            83
Less provision for estimated income taxes . . .                 49            36
                                                           -------       -------
TOTAL INCOME BEFORE CUMULATIVE EFFECT OF CHANGES
  IN ACCOUNTING PRINCIPLES. . . . . . . . . . .                 75            47
Cumulative effect of changes in accounting
  principles. . . . . . . . . . . . . . . . . .                  -           (92)
                                                           -------       -------
NET INCOME (LOSS) . . . . . . . . . . . . . . .                 75           (45)
Dividends on preferred stock. . . . . . . . . .                 (7)           (4)
                                                           -------       -------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKS .            $    68       $   (49)
                                                           =======       =======

*Restated as a result of the adoption of two new accounting standards.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                 Mar. 31    Dec. 31                                Mar. 31    Dec. 31
(In Millions)                      1994       1993                                   1994       1993
- -----------------------------------------------------------------------------------------------------
ASSETS                                                LIABILITIES AND
Cash and cash                                          STOCKHOLDERS' EQUITY
   equivalents  . . . . .       $   137    $   268     Current liabilities. .     $ 2,728    $ 3,334
Receivables - net . . . .           844        932     Long-term debt . . . .       5,695      5,888
Inventories . . . . . . .         1,663      1,626     Other liabilities. . .       4,619      4,288
Other current assets. . .           356        354
                                -------    -------                                -------    -------
   Total current assets           3,000      3,180       Total liabilities. .      13,042     13,510

Property, plant and                                   Preferred stock . . . .         112        112
   equipment - net. . . .        11,488     11,603    Common stockholders'
Other assets. . . . . . .         2,623      2,591       equity . . . . . . .       3,957      3,752
                                -------    -------                                -------    -------
   Total. . . . . . . . .       $17,111    $17,374       Total. . . . . . . .     $17,111    $17,374
                                =======    =======                                =======    =======

The following common share data and notes are an integral part of these financial statements.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                         COMMON SHARE DATA (Unaudited)

                                                              Three Months Ended
                                                                   March 31
(In Millions Except Per Share Data)                           1994         1993*
- ----------------------------------------------------------------------------------------
Applicable to Marathon Stock
   Total income before cumulative effect of
     changes in accounting principles applicable
     to Marathon Stock. . . . . . . . . . . . .           $   109        $   29
     --Per share - primary and fully diluted. .               .38           .10
   Cumulative effect of changes in accounting
     principles . . . . . . . . . . . . . . . .                 -           (23)
     --Per share - primary and fully diluted. .                 -          (.08)
   Net income applicable to Marathon Stock. . .               109             6
     --Per share - primary and fully diluted. .               .38           .02

   Dividends paid per share . . . . . . . . . .               .17           .17

   Weighted average shares, in thousands
     --Primary. . . . . . . . . . . . . . . . .           286,582       286,610
     --Fully diluted. . . . . . . . . . . . . .           292,829       286,612

Applicable to Steel Stock
   Total income (loss) before cumulative effect
     of change in accounting principle
     applicable to Steel Stock. . . . . . . . .           $   (41)       $    8
     --Per share - primary and fully diluted. .              (.56)          .13
   Cumulative effect of change in accounting
     principle. . . . . . . . . . . . . . . . .                 -           (69)
     --Per share - primary and fully diluted. .                 -         (1.16)
   Net loss applicable to Steel Stock . . . . .               (41)          (61)
     --Per share - primary and fully diluted. .              (.56)        (1.03)

   Dividends paid per share . . . . . . . . . .               .25           .25

   Weighted average shares, in thousands
     --Primary. . . . . . . . . . . . . . . . .            73,598        59,978
     --Fully diluted. . . . . . . . . . . . . .            73,598        59,981

Applicable to Delhi Stock
   Net income applicable to Delhi Stock . . . .            $    -        $    6
     --Per share - primary and fully diluted. .               .03           .62

   Dividends paid per share . . . . . . . . . .               .05           .05

   Weighted average shares, in thousands
     --Primary and fully diluted. . . . . . . .             9,332         9,006


*Restated as a result of the adoption of two new accounting standards.

The following notes are an integral part of these financial statements.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
         SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The financial information for the Marathon Group, the U. S. Steel Group and the Delhi Group, taken together, includes all accounts which comprise the corresponding consolidated financial information for USX.

Changes in the inventory market valuation reserve resulted in a $128 million and $23 million credit to operating income in the first quarter of 1994 and 1993, respectively.

Other income in the first quarter of 1994 included pretax gains of $24 million from disposal of assets, primarily related to the sale of certain Marathon production assets. Other income in the first quarter of 1993 included a pretax gain of $46 million from the disposal of assets, including the sale of an investment in an insurance company.

The provision for estimated income taxes for periods reported is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities.

In 1993, USX adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS No. 112), and Emerging Issues Task Force Consensus No. 93-14, "Accounting for Multiple-Year Retrospectively Rated Insurance Contracts" (EITF No. 93-14). The cumulative effect of these changes in accounting principles decreased first quarter 1993 net income by $86 million, net of $50 million income tax effect, for SFAS No. 112; and $6 million, net of $3 million income tax effect, for EITF No. 93-14.

In the first quarter of 1994, USX sold 5,000,000 shares of Steel Stock to the public. In addition, USX Capital LLC, a wholly owned subsidiary of USX, sold $250 million of 8-3/4% Cumulative Monthly Income Preferred Shares.




April 26, 1994